                                                                    EXHIBIT 17.5

                         Stephens International, Ltd.

                                Steve Stephens
                                   President

                               November 5, 1997


Mr. Douglas C. MacLellan
President and Chief Executive Officer
PortaCom Wireless, Inc.
8055 West Manchester Avenue
Suite 730
Playa del Rey, CA 90293

Dear Douglas:

     Please consider this letter as official notice that I hereby tender my resignation from the Board of Directors of PortaCom Wireless, Inc., effective immediately.

     For your records, I have attached a current statement of fee's owed me as of November 1, 1997. Furthermore, it is my understanding that I will have first priority for payment of these fees in full, following the next immediate infusion of monies to PortaCom Wireless, Inc.

     With best wishes for future success, I am

                                        Sincerely yours,

                                        /s/ Steve

                                        Steve Stephens


           700 East Ninth Street - Suite 11-L Little Rock, AR 72202
                     501-371-9911         FAX 501-374-5855